Exhibit 99.1

Armstrong World Industries Reports

Fourth Quarter and Full Year 2018 Results

Key Highlights

•	As reported net sales of $238.9 million, up 11% versus the prior year quarter
•	As reported operating income of $52.5 million, up 21% versus the prior year quarter
•	As reported Architectural Specialties segment sales grew 29% in the quarter
•	Adjusted EBITDA grew 16% and free cash flow grew 19% in the quarter
•	Full year sales grew 9%, adjusted EBITDA grew 11% and free cash flow grew 61%

LANCASTER, Pa., February 25, 2019 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the fourth quarter and full year.

Fourth Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended December 31,
	2018	2017	Change
Net sales	$238.9	$214.4	11.4%
Operating income	$52.5	$43.4	21.0%
Earnings from continuing operations	$36.6	$104.1	(64.8)%
Diluted earnings per share	$0.74	$1.92	(61.5)%

Consolidated net sales increased compared to the prior year quarter, driven by higher volumes in the Architectural Specialties segment, as well as higher Mineral Fiber average unit values (“AUV”), in which both positive like-for-like pricing and positive mix contributed.

Operating income increased over the prior year quarter, driven by positive Mineral Fiber AUV and volume growth in the Architectural Specialties segment, partially offset by higher SG&A expenses and input costs.  Fourth quarter 2017 earnings from continuing operations and diluted earnings per share benefitted from an $83 million revaluation of deferred taxes as a result of federal tax reform.  This did not reoccur in 2018.

“Our strong fourth quarter capped another solid year for AWI.  For the full year, sales were up 9%, accelerating from 7% growth in 2017,” said Vic Grizzle, President and CEO of Armstrong.  “In 2018 I was especially pleased with our ability to expand margins in an inflationary environment and with our free cash flow generation of $236 million, an improvement of 61% versus 2017.”

Other 2018 highlights include:

•	Receipt of $330 million non-refundable cash proceeds in connection with the pending sale of EMEA and Pacific Rim businesses to Knauf
•

Acquisitions of Plasterform (a manufacturer of ultra-expressive glass fiber reinforced gypsum ceilings and walls), and Steel Ceilings (a producer of metal ceilings and walls, including specialty radiant and security ceilings)

•	Optimization of the Americas manufacturing and distribution footprint, including closure of the St Helens, OR facility and the opening of a logistics center in Phoenix, AZ
•	Initiation of a $0.175 per share regular quarterly cash dividend

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended December 31,
	2018	2017	Change
Adjusted EBITDA	$79	$68	16.1%
Adjusted net income	$40	$27	46.9%
Adjusted diluted earnings per share	$0.80	$0.51	56.3%
Adjusted free cash flow	$62	$52	18.8%

*

The Company uses the above non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA, adjusted net income, and adjusted EPS exclude the impact of foreign exchange, restructuring and related costs, impairments, U.S. pension plan credit/expense, environmental insurance recoveries and expenses, and certain other non-recurring extraordinary gains and losses outside of the normal course of our business operations. The Company excludes U.S. pension plan impact in the non-GAAP results as it represents the actuarial net periodic benefit cost recorded, while for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. Adjusted figures are reported using the budgeted exchange rate for 2018, and are reconciled to the most comparable GAAP measures in tables at the end of this release.

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2018	2017	Change
Adjusted EBITDA
Mineral Fiber	$71	$60	17.5%
Architectural Specialties	8	8	4.8%
Unallocated Corporate	-	-	-
Consolidated Adjusted EBITDA	$79	$68	16.1%

Consolidated adjusted EBITDA improved 16% in the fourth quarter when compared to the prior year quarter, driven by favorable AUV fall-through to profit, volume growth in the Architectural Specialties segment, and higher equity earnings from WAVE, which were partially offset by higher SG&A expenses and input costs.

Fourth Quarter Segment Highlights

In connection with the announced sale of the EMEA and Pacific Rim businesses, the EMEA and Pacific Rim segments have been excluded from results of continuing operations. As a result, the Company’s operating segments are as follows: Mineral Fiber, Architectural Specialties and Unallocated Corporate.

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2018	2017	Change
Net sales (as reported)	$191.3	$177.6	7.8%
Operating income (as reported)	$48.9	$40.8	19.9%
Adjusted EBITDA	$71	$60	17.5%

Net sales grew from AUV expansion of 5% and volume growth of 3% versus the prior year quarter.

Operating income increased, driven mainly by the margin impact of higher sales and higher equity earnings from WAVE, partially offset by higher SG&A expenses and input costs.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2018	2017	Change
Net sales (as reported)	$47.6	$36.8	29.3%
Operating income (as reported)	$6.1	$7.1	(14.1)%
Adjusted EBITDA	$8	$8	4.8%

Net sales grew primarily by higher sales volume from increased market penetration and new construction activity as well as the 2018 acquisitions of Plasterform and Steel Ceilings.

Operating income decreased due to higher SG&A expenses, partially offset by the positive impact of higher sales volume.

Unallocated Corporate

Unallocated corporate expense of $2.5 million decreased from $4.6 million of expense in the prior year quarter, primarily due to a higher U.S. pension plan credit.

Year to Date Results from Continuing Operations

(Dollar amounts in millions)	For the Year Ended December 31,
	2018	2017	Change
Net sales (as reported)	$975.3	$893.6	9.1%
Operating income (as reported)	$249.4	$243.8	2.3%
Adjusted EBITDA	$353	$319	10.7%

Net sales increased over the prior year period, driven mainly by higher AUVs in the Mineral Fiber segment, in which both positive mix and positive like for like pricing contributed, and volume growth in the Architectural Specialties segment.

Operating income increased over the prior year period, driven mainly by the impact of higher sales and increased equity earnings from WAVE, mostly offset by higher SG&A expenses, lower environmental insurance recoveries and higher plant closure costs.

Market Outlook and 2019 Guidance

“We expect economic conditions in 2019 to be similar to 2018.  Accordingly, our 2019 outlook is consistent with the value creation model we disclosed during our investor day last November.  We project high-single digit sales growth fueled by volume gains in Architectural Specialties, AUV expansion in Mineral Fiber and acquisitions.  We anticipate adjusted EBITDA growth of greater than 10%, driven by sales growth, ongoing productivity and earnings from WAVE” said Brian MacNeal, CFO of Armstrong.  “Once again, we are projecting free cash flow of greater than 20% of sales.”

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss fourth quarter and full year results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its annual report on Form 10-K for the year ended December 31, 2018 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net sales	$238.9	$214.4	$975.3	$893.6
Cost of goods sold	156.8	153.2	641.8	578.2
Gross profit	82.1	61.1	333.5	315.4
Selling, general and administrative expenses	45.3	32.8	159.0	138.6
Equity earnings from joint venture	(15.7)	(15.1)	(74.9)	(67.0)
Operating income	52.5	43.4	249.4	243.8
Interest expense	10.3	8.8	39.2	35.4
Other non-operating (income) expense, net	(5.2)	(8.8)	(32.5)	(13.7)
Earnings from continuing operations before income taxes	47.4	43.4	242.7	222.1
Income tax expense	10.8	(60.7)	53.1	1.5
Earnings from continuing operations	36.6	104.1	189.6	220.6
Net (loss) gain from discontinued operations, net of tax expense (benefit) of $7.0, ($5.1), $8.2 and $3.6	(4.8)	4.9	9.6	4.2
Gain (loss) on disposal of discontinued business, net of tax (benefit) of ($1.1), $1.3, ($6.0) and ($4.1)	2.8	(75.3)	(13.3)	(70.0)
Net (loss) from discontinued operations	(2.0)	(70.4)	(3.7)	(65.8)
Net earnings	$34.6	$33.7	$185.9	$154.8
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(5.7)	3.6	(27.6)	24.5
Derivative (loss) gain, net	(4.2)	1.7	1.1	(0.3)
Pension and postretirement adjustments	(40.5)	14.9	(32.9)	33.7
Total other comprehensive (loss) income	(50.4)	20.2	(59.4)	57.9
Total comprehensive income	$(15.8)	$53.9	$126.5	$212.7
Earnings per share of common stock, continuing operations:
Basic	$0.74	$1.95	$3.68	$4.12
Diluted	$0.74	$1.92	$3.63	$4.08
Earnings (loss) per share of common stock, discontinued operations:
Basic	$(0.04)	$(1.32)	$(0.07)	$(1.23)
Diluted	$(0.04)	$(1.30)	$(0.07)	$(1.22)
Net earnings per share of common stock:
Basic	$0.70	$0.63	$3.61	$2.89
Diluted	$0.70	$0.62	$3.56	$2.86
Average number of common shares outstanding:
Basic	49.5	53.3	51.3	53.3
Diluted	50.3	53.9	52.1	53.9

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net sales to external customers
Mineral Fiber	$191.3	$177.6	$801.6	$756.4
Architectural Specialties	47.6	36.8	173.7	137.2
Total net sales to external customers	$238.9	$214.4	$975.3	$893.6

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Segment operating income (loss)
Mineral Fiber	$48.9	$40.8	$223.8	$233.5
Architectural Specialties	6.1	7.1	34.3	27.7
Unallocated Corporate	(2.5)	(4.6)	(8.7)	(17.4)
Total consolidated operating income	$52.5	$43.3	$249.4	$243.8

Selected Balance Sheet Information

(Amounts in millions)

	December 31, 2018	December 31, 2017
Assets
Current assets	$752.8	$648.9
Property, plant and equipment, net	501.0	499.9
Other noncurrent assets	619.7	724.7
Total assets	$1,873.5	$1,873.5
Liabilities and shareholders’ equity
Current liabilities	$549.5	$269.9
Noncurrent liabilities	1,062.8	1,184.3
Equity	261.2	419.3
Total liabilities and shareholders’ equity	$1,873.5	$1,873.5

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	For the Three Months Ended December 31,
	2018	2017
Net earnings	$185.9	$154.8
Other adjustments to reconcile net earnings to net cash provided by operating activities	8.5	87.1
Changes in operating assets and liabilities, net	6.7	(73.7)
Net cash provided by operating activities	203.2	170.4
Net cash provided by (used for) investing activities	309.6	(54.2)
Net cash (used for) financing activities	(329.3)	(102.7)
Effect of exchange rate changes on cash and cash equivalents	(7.4)	4.2
Net increase in cash and cash equivalents	176.1	17.7
Cash and cash equivalents at beginning of year	159.6	141.9
Cash and cash equivalents at end of period	$335.7	$159.6

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, U.S. pension plan income/expense, separation costs and certain other gains and losses. The Company excludes U.S. pension income/expense in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income and for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2018. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2018. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Earnings from continuing operations, Reported	$37	$104	$190	$221
Add (Less): Tax expense	11	(61)	53	2
Earnings before tax, Reported	$47	$43	$243	$222
Add: Interest/other income and expense, net	5	-	7	33
Operating Income, Reported	$53	$43	$249	$255
Add: U.S. Pension Expense(1)	1	2	6	(3)
Add: Litigation Expense	4	-	7	-
Add: Cost Reduction Initiatives	-	7	8	7
Add: Net Proforma International Allocations, Other	1	3	6	8
Add (Less): Net Environmental Expense (Recoveries)	2	(8)	(1)	(15)
Add: D&A	18	21	78	67
Adjusted EBITDA	$79	$68	$353	$319

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Mineral Fiber

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Operating Income, Reported	$49	$41	$224	$234
Add: Litigation Expense	4	-	7	-
Add: Cost Reduction Initiatives	-	7	8	7
Add: Net Proforma International Allocations, Other	-	2	3	5
Add (Less): Net Environmental Expense (Recoveries)	2	(8)	(2)	(15)
Add: D&A	16	18	75	59
Adjusted EBITDA	$71	$60	$315	$289

Architectural Specialties

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Operating Income, Reported	$6	$7	$34	$28
Add: D&A	2	1	4	2
Adjusted EBITDA	$8	$8	$38	$30

Unallocated Corporate

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Operating (Loss), Reported	$(3)	$(5)	$(9)	$(17)
Add: U.S. Pension Expense(1)	1	2	6	8
Add: Net Proforma International Allocations, Other	1	1	3	3
Add: D&A	-	2	-	6
Adjusted EBITDA	$-	$-	$-	$-

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operations	$44	$65	$203	$170
Add (Less): Net cash provided by (used for) investing	24	(13)	310	(54)
(Less) Add: Acquisitions, net	(2)	-	22	31
(Less): Environmental (net)	-	-	(27)	-
(Less): Net impact from Knauf sale	(4)	-	(272)	-
Adjusted Free Cash Flow	$62	$52	$236	$147

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2018		2017		2018		2017
	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)
Earnings from continuing operations, As Reported	$37	$0.74	$104	$1.92	$190	$3.63	$221	$4.08
Add (Less): Income tax expense, as reported	11		(61)		53		2
Earnings from continuing operations before income taxes, As Reported	$47		$43		$243		$222
(Less) Add: U.S. Pension (Credit) Expense(1)	(6)		(7)		(26)		(5)
Add: Non-Cash Hedge Expense	5		-		5		-
Add: Litigation Expense	4		-		7		-
Add: Cost Reduction Initiatives	-		7		22		7
Add: Net Proforma International Allocations, Other	1		1		6		8
Add (Less): Net Environmental Expenses (Recoveries)	2		(8)		(1)		(15)
Add: Foreign Exchange Movements	-		-		-		1
Adjusted earnings from continuing operations before income taxes	$53		$36		$255		$217
(Less): Adjusted tax (expense) @ 25% for 2018 and 2017	(13)		(9)		(64)		(54)
Adjusted net income	$40	$0.80	$27	$0.51	$191	$3.66	$163	$3.02

(1) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

(2) Based on ~50 million diluted shares outstanding for the three months ended Dec 31, 2018, ~52 million diluted shares for the year ended Dec 31, 2018, and ~54 million diluted shares outstanding for the three months and year ended Dec 31, 2017.

Adjusted EBITDA Guidance

	For the Year Ending December 31, 2019
	Low		High
Net income	$226	to	$241
Add: Interest expense	40		40
(Less): U.S. Pension Credit(1)	(20)		(20)
Add: Income tax expense	69		74
Operating income	$315	to	$335
Add: U.S. Pension Expense(2)	5		5
Add: D&A/Other	70		70
Adjusted EBITDA	$390	to	$410

(1) U.S. pension (credit) represents the actuarial net periodic benefit expected to be recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension

Benefit Guaranty Corporation.

(2) U.S. pension expense represents the actuarial net periodic pension cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Adjusted Diluted Earnings Per Share (EPS) Guidance

	For the Year Ending December 31, 2019
	Low	Per Diluted Share(1)		High	Per Diluted Share(1)
Net income	$226	$4.62	to	$241	$4.92
Add: Interest expense	40			40
(Less): U.S. Pension Credit(2)	(20)			(20)
Add: Income tax expense	69			74
Operating income	$315		to	$335
Add: U.S. Pension Expense(3)	5			5
(Less): Interest expense	(40)			(40)
Adjusted earnings before income taxes	$280		to	$300
(Less): Income tax expense	(70)			(75)
Adjusted net income	$210	$4.30	to	$225	$4.60

(1) Adjusted EPS guidance for 2018 is calculated based on an adjusted effective tax rate of 25% and based on ~49 million of diluted shares outstanding.

(2) U.S. pension (credit) represents the actuarial net periodic benefit expected to be recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension

Benefit Guaranty Corporation.

(3) U.S. pension expense represents the actuarial net periodic pension cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Adjusted Free Cash Flow Guidance

	For the Year Ending December 31, 2019
	Low		High
Net cash provided by operating activities	$215	to	$245
Add: Return of investment from joint venture	70		70
Adjusted net cash provided by operating activities	$285	to	$315
Less: Capital expenditures	(65)		(75)
Adjusted Free Cash Flow	$220	to	$240